Exhibit 4.7

EXECUTION VERSION

WMG ACQUISITION CORP.,

as the Issuer,

the Guarantors party hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of July 20, 2011

9.50% Senior Secured Notes due 2016

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 20, 2011, among the subsidiary guarantors listed on the signature pages hereto (the “Guaranteeing Subsidiaries”), subsidiaries of WMG Acquisition Corp. (or its permitted successor), a Delaware corporation (the “Company”), the Company, WMG Holdings Corp., solely to the extent set forth in Article X and as set forth in the Security Documents and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended prior to the date hereof, the “Indenture”), dated as of May 28, 2009 providing for the issuance of 9.50% Senior Secured Notes due 2016 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby each agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

WMG ACQUISITION CORP.

By: /s/ Paul Robinson
Name: Paul Robinson
Title: Executive Vice President & Secretary

[Signature Page to the Supplemental Indenture to the Existing WMG Acquisition Corp. Indenture]

WMG HOLDINGS CORP.

By: /s/ Paul Robinson
Name: Paul Robinson
Title: Executive Vice President & Secretary

[Signature Page to the Supplemental Indenture to the Existing WMG Acquisition Corp. Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Raymond Delli Colli
Authorized Signatory

[Signature Page to the Supplemental Indenture to the Existing WMG Acquisition Corp. Indenture]

ADDITIONAL GUARANTORS:

J. RUBY PRODUCTIONS, INC.
SIX-FIFTEEN MUSIC PRODUCTIONS, INC.
SUMMY-BIRCHARD, INC. ARTIST ARENA LLC
ATLANTIC PIX LLC
FERRET MUSIC HOLDINGS LLC
FERRET MUSIC LLC
FERRET MUSIC MANAGEMENT LLC
FERRET MUSIC TOURING LLC
P & C PUBLISHING LLC
ROADRUNNER RECORDS, INC.
THE ALL BLACKS U.S.A., INC.
T.Y.S., INC.
WARNER MUSIC NASHVILLE LLC

By: /s/ Paul Robinson
Name: Paul Robinson
Title: Vice President & Secretary of each of the above named entities listed under the heading Additional Guarantors and signing this agreement in such capacity on behalf of each such entity

[Signature Page to the Supplemental Indenture to the Existing WMG Acquisition Corp. Indenture]

ADDITIONAL GUARANTORS (cont-d):

615 MUSIC LIBRARY, LLC

By: Six-Fifteen Music Productions Inc., its Sole Member

By: /s/ Paul Robinson
Name: Paul Robinson
Title: Vice President & Secretary

ARTIST ARENA INTERNATIONAL, LLC

By: Artist Arena LLC, its Member

By: /s/ Paul Robinson
Name: Paul Robinson
Title: Vice President & Secretary

WMG ARTIST BRAND LLC

By: Warner Music Inc., its Member

By: /s/ Paul Robinson
Name: Paul Robinson
Title: Executive Vice President & Secretary

[Signature Page to the Supplemental Indenture to the Existing WMG Acquisition Corp. Indenture]